EXHIBIT 10.21
                                    Agreement

                                     for an

                Initial Collaboration in the development of mCHP





                                  Made between

                             Sigma Elektroteknisk AS

                                       and

                                 Baxi Group Ltd

                                  6 March 2001



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1.       Introduction

This document sets out an agreement between Sigma Elektroteknisk AS and Baxi Group Ltd ('the parties') for collaboration in the development of a micro combined heat and power (mCHP) device for sale In the UK marketplace.

The remainder of this document is structured as follows:

-        Section 2    Objective of the Agreement
-        Section 3    Background to the Agreement
-        Section 4    The Initial Collaboration
-        Section 5    The Agreement

2.       Objective of the Agreement

The objective of this agreement is the execution of a programme of joint working ('the Initial Collaboration') between the parties in the development of an mCHP package.

The package consists of two main elements:

-        the Sigma Energy Converter (the PCP)
- The cabinet for domestic use, into which the PCP is mounted, including controls and connections to both domestic systems and the electricity supply network (the ancillaries).

In overall terms, Sigma will contribute expertise on the PCP element to the partnership and Baxi will contribute expertise in the ancillaries' element. .

3.       Background to the Agreement

Sigma

Sigma has developed a prototype PCP. The design requires to be re-engineered for volume manufacture and for this design to then be sourced for manufacture. Sigma has committed to a re-engineering programme using world class engineering expertise including Ricardo Engineers and Kockums. Sigma will also use Ricardo, who have extensive experience in sourcing automotive components. to assist in the setting up of the low to medium volume manufacturing strategy and sourcing. The first units of the re-engineered version of the PCP are planned to be ready for delivery to Sigma for testing by November 2001.

Sigma aims to manufacture the PCP with extensive outsourcing and the use of existing manufacturing capacity and to supply it to industrial customers (OEM's) In the UK, Germany and the Netherlands. The OEM will mate the PCP with suitable ancillaries to produce packages for use in each national marketplace.

Baxi

The advent of mCHP is judged to have significant impact on the business of boiler manufacturers. mCHP packages will primarily be installed in older and larger houses as replacements for boilers that have reached the end of their service life. This element of the boiler replacement market will, therefore, become subject to a product substitute. This substitution may be either an opportunity or a threat to the boiler OEM's, depending upon their reaction. Baxi has recognised -the opportunity offered by mCHP and has chosen to play an aggressive role in the development of this new market. Having evaluated the technical and commercial issues associated with mCHP,


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Baxi wishes to partner with energy  converter  manufacturers  and act as systems integrator-effectively supplying the complete package.

UK mCHP delivery chain

The supply chain envisaged for the mCHP package Is as follows:

i. The manufacturing of the PCP by Sigma and supply to Baxi together with other UK OEM partners.
ii. The manufacturing of the mCHP package by Baxi and other Sigma OEM partners.
iii. The supply of the mCHP package to the marketplace (i.e. the end-users) in conjunction with an Energy Service: Company (ESCO).

The detail manner of supply to the marketplace (by whom and whether by sale, leasing arrangement or other means together with installation and maintenance arrangements) remains to be determined. It is proposed that this supply strategy be developed jointly by Sigma and Baxi subject to:

-        the successful  initiation of the Initial Collaboration covered by this
         agreement   and  a  desire  on  both  parts  to  extend   the   Initial
         Collaboration into a long-term commercial partnership.

4.       The Initial Collaboration

At this time, there are substantial uncertainties as to the future direction of development of mCHP. The Initial Collaboration is designed as a flexible vehicle that allows:

- Sigma and Baxi to work together to reduce the level of uncertainty and undertake Initial package development while

-        giving both Sax[ and Sigma the opportunity to work with other companies
         active  In  the  mCHP  field   during   the   period  of  the   Initial
         Collaboration.

This agreement is, therefore, an Interim arrangement to allow both parties to work together to reduce the level of uncertainty and to subsequently develop a full commercial agreement.

The tasks to be addressed by the Initial Collaboration are as follows:

i. The development of a prototype package design based on the current prototype PCP. The main purpose here is to understand how a package based on the PCP needs to be designed with respect to:

         - Safety
         - Thermal output and control.
         - Legal & regulatory requirements
         - Installation & maintenance

ii. Testing of the prototype package design, The production version of PCP will have interfaces that are Identical to the prototype PCP, so the substitution of the prototype by the production version will not give any difficulties.

iii.     Once the prototype package has been successfully  developed and tested,
         the  development and testing of a B-package,   potentially  suitable as
         the basis for a production package.


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5.       Agreement

Both parties agree to the following:

i. To work together to develop and test an mCHP package, as described above. Either party may initiate discussions for a broadening of the scope of this agreement.

ii. To assign sufficient priority and allocate the necessary resources to the above tasks so that the package is developed in line with timing to be separately agreed but currently anticipated by mid 2002. Each party shall carry its own costs. .

iii. The outputs from the co-operation, Including specifications and other engineering information, will be fully shared by both parties. However, in the event of inventions being made during the Initial Collaboration, the party making the invention shall retain the 1PR.

iv. To protect each other's confidentiality and 1PR, and not to disclose any information having been disclosed or arisen within the framework of the Initial Collaboration,

v. Each party is free to work in parallel with alternative partners on any subject or matter within the field of mCHP.

vi. Subject to a satisfactory development of the co-operation to transform this agreement into a long-term commercial agreement by July 2002.

vii. This agreement will become effective as of 6 March 2001 and can be terminated by either party on 3 months' notice.

viii.    This agreement is subject to English law.

For Baxi Group Ltd                           For Sigma Elektroteknisk AS

Signature: /s/ Christopher Drodgan           Signature: /s/ Simon Kolin
----------------------------------           --------------------------
               Christopher Drodgan                          Simon Kolin
Title:         Group Development Director    Title:         V.P. Marketing
Date:          5-3-01                        Date:          6-3-01

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                               (SIGMA LETTERHEAD)

Date: 5. March, 2001.

1 hereby authorize

Mr. Simon Kolin, V.P of Marketing and/or
Mr. Lars Kjosbakken, V.P. of Operations at
SIGMA Elektroteknisk AS, Box 34, 1550 Holen, Norway to sign the
"Agreement for Initial Collaboration In the development of mCHP" up until today being presented by SIGMA and commented upon by BAXI, and finally agreed in the meeting today, 6. March, 2001,

between

BAXI Group Ltd
And
SIGMA Elektroteknisk AS

The agreement should hold a copy of this authorization as an Appendix.

Yours sincerely

By: /s/ Svein Hestevik
----------------------
        Svein Hestevik
        CEO
        SIGMA Elaktrateknisk AS

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